Exhibit 99.8
                                 ------------
                Computational Materials and/or ABS Term Sheets

CDR at First Principal Writedown

Assumptions
-----------
Collateral at Pricing Speed.
Defaults on Top of Prepayment.
Run to Maturity.
Failing Triggers.
12 Month to Recovery
100% Servicer Advance

             -------------------------------------------------------------------------------------------------------------
             Forward LIBOR                                                           Forward LIBOR + 200
             -------------------------------------------------------------------------------------------------------------
              35% Severity                        40% Severity                         35% Severity
             -------------------------------------------------------------------------------------------------------------
                Break CDR      Collat Cum Loss      Break CDR      Collat Cum Loss       Break CDR       Collat Cum Loss
--------------------------------------------------------------------------------------------------------------------------
     M1                33.53       19.25%                  27.94       19.65%                    29.11       17.65%
--------------------------------------------------------------------------------------------------------------------------
     M2                26.85       16.76%                  22.67       17.11%                    22.82       15.05%
--------------------------------------------------------------------------------------------------------------------------
     M3                23.24       15.23%                  19.77       15.56%                    19.44       13.45%
--------------------------------------------------------------------------------------------------------------------------
     M4                12.39        9.58%                  10.77        9.78%                     9.29        7.58%
-------------                                    -------------------------------------------------------------------------
     M5                11.02        8.72%                   9.61        8.90%                     8.03        6.70%
--------------------------------------------------------------------------------------------------------------------------
     M6                 9.25        7.55%                   8.10        7.71%                     6.00        5.20%
--------------------------------------------------------------------------------------------------------------------------
     M7                 8.40        6.96%                   7.37        7.11%                     4.85        4.30%
--------------------------------------------------------------------------------------------------------------------------


             -------------------------------------

             -------------------------------------
               40% Severity
             -------------------------------------
                 Break CDR      Collat Cum Loss
--------------------------------------------------
     M1                 24.28       17.93%
--------------------------------------------------
     M2                 19.29       15.29%
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     M3                 16.56       13.68%
--------------------------------------------------
     M4                  8.10        7.72%
--------------------------------------------------
     M5                  7.02        6.82%
--------------------------------------------------
     M6                  5.25        5.28%
--------------------------------------------------
     M7                  4.24        4.35%
--------------------------------------------------